UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2015 (February 10, 2015)

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices, including Zip Code)

(303) 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01    Entry into a Material Definitive Agreement.

On February 10, 2015, Array and Genentech, Inc. entered into a Seventh Amendment to the Drug Discovery Collaboration Agreement (the “Seventh Amendment”) which further amends the Drug Discovery and Collaboration Agreement between the parties dated December 22, 2003 (the “Collaboration Agreement”). Under the Seventh Amendment, in exchange for a payment from Array, Genentech and Array agreed to terminate each party’s continuing rights and obligations with respect to one of the molecular targets that was the subject of the Collaboration Agreement. The Seventh Amendment is contingent upon, and shall automatically become effective as of, the closing of the transactions contemplated by the encorafenib Asset Transfer Agreement announced by Array on January 23, 2015.

Array expects to file the Seventh Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2015. The foregoing description is qualified in its entirety by reference to the text of the Seventh Amendment when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015	Array BioPharma Inc.

	By:	/s/ David Horin
David Horin
Chief Financial Officer

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